EXHIBIT 21.1

                                 SUBSIDIARIES OF
                            COMVERSE TECHNOLOGY, INC.

                                                                 JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
----------                                                       -------------

Amarex Technology, Inc.                                           Delaware
Boston Technology Foreign Sales Corp.                             Barbados
Boston Technology International, Inc.                             Delaware
Boston Technology Mexico, Inc.                                    Delaware
ComSor Investment Fund LDC                                        Cayman Islands
ComSor Venture Fund LDC                                           Cayman Islands
Comverpor Sistemas De Tlelecomunicacoes, LDA                      Portugal
Comverse Argentina, S.A.                                          Argentina
Comverse Australasia Pty Ltd.                                     Australia
Comverse Belgium SA                                               Belgium
Comverse Chile, Inc.                                              Delaware
Comverse Denmark ApS                                              Denmark
Comverse do Brasil Ltd.                                           Brazil
Comverse Finland OY                                               Finland
Comverse France S.A.S.                                            France
Comverse Germany GmbH                                             Germany
Comverse Grundbesitz GmbH                                         Germany
Comverse Holdings, Inc.                                           Delaware
Comverse, Inc.                                                    Delaware
Comverse Information Systems, Ltd.                                Israel
Comverse Investments Ltd.                                         Israel
Comverse Italia Srl.                                              Italy
Comverse Ltd.                                                     Israel
Comverse Media Inc.                                               Delaware
Comverse Media Ltd.                                               Israel
Comverse Netherlands B.V.                                         Netherlands
Comverse Network Systems Asia Pacific Limited                     Hong Kong
Comverse Network Systems Austria GmbH                             Austria
Comverse Network Systems Canada, Inc.                             Canada
Comverse Network Systems Europe B.V.                              Netherlands
Comverse Network Systems India Pvt. Ltd.                          India
Comverse Network Systems Japan Ltd.                               Japan
Comverse Network Systems Mexico, S.A. de C.V.                     Mexico
Comverse Network Systems Poland S.P.Z. O.O.                       Poland
Comverse Network Systems Servicios Mexico S.C.                    Mexico
Comverse Network Systems Sistemleri Sirketi Ltd.                  Turkey
Comverse Network Systems South Africa                             South Africa
Comverse Network Systems Spain SL                                 Spain


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                                                                 JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
----------                                                       -------------

Comverse Network Systems Pac Rim, Inc.                              Delaware
Comverse (NZ) Limited                                               New Zealand
Comverse Patent Holding, Inc.                                       Delaware
Comverse Sweden AB                                                  Sweden
Comverse Switzerland, S.A.                                          Switzerland
Comverse Technology Singapore Pte. Ltd.                             Singapore
Comverse Thailand Ltd.                                              Thailand
Comverse UK Ltd.                                                    U.K.
CTI Capital Corporation                                             Delaware
CTI Venture Corp.                                                   Delaware
Exalink Ltd.                                                        Israel
Gaya Software Industries Ltd.                                       Israel
Music4me Ltd.                                                       Israel
Odigo, Inc.                                                         Delaware
Odigo Ltd.                                                          Israel
OOO "Comverse Network Systems"                                      Russia
RP France SARL                                                      France
RP Security Limited                                                 U.K.
SmartVideoSystems GmbH                                              Germany
Starhome BV                                                         Netherlands
Starhome Gateway BV                                                 Netherlands
Starhome Gateway US, Inc.                                           Delaware
Starhome GmbH                                                       Switzerland
Starhome Ltd.                                                       Israel
Startel Corporation                                                 California
Syborg Informationsystems OHG                                       Germany
Ulticom Europe SAS                                                  France
Ulticom, Inc.                                                       New Jersey
Verint Systems B.V.                                                 Netherlands
Verint Systems Canada Inc.                                          Canada
Verint Systems GmbH                                                 Germany
Verint Systems Inc.                                                 Delaware
Verint Systems (India) Private Ltd.                                 India
Verint Systems Ltd.                                                 Israel
Verint Systems SAS                                                  France
Verint Systems (Singapore) Pte. Ltd.                                Singapore
Verint Systems UK Ltd.                                              U.K.
Verint Technology Inc.                                              Delaware
Verint Video Solutions AB                                           Sweden
Verint Video Solutions BV                                           Netherlands
Verint Video Solutions GmBH                                         Germany
Verint Video Solutions Inc.                                         Nevada
Verint Video Solutions SL                                           Spain
Verint Video Solutions UK Ltd.                                      U.K.
Voice Mail One, Inc.                                                Delaware